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                                                                  EXHIBIT 23.15

                      CONSENT TO BE NAMED AS A DIRECTOR
                                      OF
                     ADVANCED COMMUNICATIONS GROUP, INC.

   The undersigned, Reginald J. Hollinger, hereby consents to be named as a director of Advanced Communications Group, Inc. (the "Company") in Amendment No. 2 to the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: January 14, 1998
                                                   /s/ Reginald J. Hollinger
                                          -----------------------------------
                                                     REGINALD J. HOLLINGER